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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 29, 1999

                                 OFFICELAND INC.
             (Exact name of registrant as specified in its charter)

                                 Ontario, Canada
                 (State or other jurisdiction of incorporation)

                                    103976668
                       (Canadian Federal Tax Account No.)

                          312 Dolomite Drive, Suite 212
                           Downsview, Ontario M3J 2N2
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (416) 736-4000

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Item 2.  Acquisitions of Assets

         Acquisition of Eastern Equipment Brokers, Inc.

         Pursuant to a Stock Purchase Agreement made effective January 1, 1999, Officeland Inc. ("Officeland") acquired all of the capital stock of Eastern Equipment Brokers, Inc., a closely-held Connecticut corporation ("EEB"), for the aggregate consideration of U.S. $1,400,000 in cash and 675,000 shares of Officeland common shares, plus an additional earn-out amount payable in common shares subject to EEB's future earnings. The acquisition was completed after Officeland received financing from investors associated with International Capital Partners, Inc., a Connecticut based investment management company. EEB is in the business of purchasing and reselling used photocopiers, re-manufacturing used Xerox and Canon copiers for resale, and selling copier supplies.

         Acquisition of Digital Document Solutions, Inc.

         Pursuant to an Asset Purchase Agreement made effective January 1, 1999, Officeland Inc. ("Officeland") acquired all of the assets of Digital Document Solutions, Inc., a closely-held Connecticut corporation ("DDS"), for the aggregate consideration of U.S. $665,000 in cash. DDS is in the business of selling copier supplies, as well as, renting, leasing, selling and servicing re-manufactured Xerox and Canon copiers to end users.

Item 7   Financial Statements and Exhibits

Exhibit 1. Press release of Officeland Inc. dated March 29, 1999 announcing the acquisition of Eastern Equipment Brokers, Inc., and Digital Document Solutions, Inc. (previously filed).

             (a)  Financial Statements of businesses acquired.

Exhibit 2. Audited Financial Statements of Eastern Equipment Brokers, Inc., for the years ended December 31, 1998 and 1997 including the Independent Auditors' Report of Weinstein & Anastasio dated May 7, 1999.

Exhibit 3.        Consent of Independent Auditors

Exhibit 4. Financial Statements of Digital Document Solutions, Inc., for the years ended December 31, 1998 and 1997 compiled by Weinstein & Anastasio dated may 7, 1999.

             (b)  Pro forma financial information.

Exhibit 5. Pro forma financial information showing combined results for Eastern Equipment Brokers, Inc., Digital Document Solutions, Inc., and Officeland Inc.

Additional exhibits and financial information will be filed by amendment.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           OFFICELAND INC.
                                           (Registrant)

Dated: June 11, 1999                 By:   /s/ Marvyn A. Budd
                                           ------------------
                                           Marvyn A. Budd.
                                           Chief Executive Officer and President